CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 21, 2009, accompanying the financial statements of The Dow 30[SM] Index Portfolio, Series 21, Great International Firms Portfolio, Series 27, Morgan Stanley U.S. Multinational 50 Index[SM] Portfolio, Series 19 and Morgan Stanley Technology Index[SM] Portfolio, Series 34 (included in Van Kampen Unit Trusts, Series 524) as of August 31, 2009, and for each of the three years in the period then ended and the financial highlights for the period from September 20, 2005 (Initial Date of Deposit) through August 31, 2006 and for each of the three years in the period ended August 31, 2009, contained in this Post-Effective Amendment No. 4 to Form S-6 (File No. 333-126759) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

New York, New York
December 21, 2009